UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2011

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2012 Annual Incentive Plan Awards

On March 29, 2011, the Compensation Committee (the "Committee")of the Board of Directors (the "Board") of Exide Technologies (the "Company") approved fiscal 2012 short-term cash incentive plan awards pursuant to the Company's 2010 AIP (as amended, the "AIP") for certain employees and named executive officers other than the chief executive officer. The Board of Directors also approved the fiscal 2012 AIP award for the chief executive officer on March 29, 2011.

The AIP was amended to include additional corporate and regional performance goals established by the Committee. Corporate goals under the AIP include the following performance measures: GAAP earnings per share ("EPS"); operating income ("Operating Income"), which is defined as net sales of the Company reduced by cost of sales, restructuring and impairment charges and further reduced by the sum of all selling, administrative and research, development and engineering expenses; and free cash flow ("FCF"), which is defined as cash from operating activities less cash used for investing activities, both determined from the statement of cash flows in the audited financial statements. Regional goals include Operating Income and FCF for each of the Americas, Europe and Asia regions.

For each named executive officer serving as a regional president, awards are weighted as follows:

Regional Operating Income: 50%
Regional FCF: 25%
EPS: 15%
Consolidated Operating Income: 10%

For corporate named executive officers, awards are weighted as follows:

EPS: 50%
Consolidated Operating Income: 30%
Consolidated FCF: 20%

Individual awards will also be subject to an individual performance modifier that consists of a rating of each individual's performance against individual goals, objectives and leadership ("Employee Goals").

No employee or named executive officer may receive any fiscal 2012 AIP award if the threshold Consolidated Operating Income established by the Committee is not met.

Each named executive officer will achieve an award of 100% of his or her targeted bonus level if the Company's consolidated corporate results and the named executive officer’s respective regional results achieve target levels. Payments as a percentage of annual base salary at the target levels under this plan for named executive officers, assuming both regional and consolidated corporate results achieve the targets, are as follows:

Named Executive Officer (Target)

James R. Bolch (125%)
Phillip A. Damaska (50%)
Michael Ostermann (50%)

Performance above or below the target will result in a proportional payment above or below the target payout. Named executive officers receive 50% of their regional and/or corporate target award upon achievement of 80% of the performance targets; and up to 200% of their target award based on achievement of 120% of the performance targets. Based on an individual's performance against the Employee Goals, each employee's award may be eliminated, reduced or increased to 125% of the earned award. All awards under the AIP are capped at the achievement of 200% of target award.

Performance Share and Performance Unit Awards

On March 29, 2011, the Committee approved Performance Share Awards and Performance Unit Awards for Mr. Damaska and Mr. Ostermann and the Board approved such awards for Mr. Bolch, all under the Exide Technologies 2009 Stock Incentive Plan (the "Plan"). Performance Shares granted pursuant to the Performance Share Award represents a contingent right to receive one share of the Company’s common stock. Each Performance Unit represents a contingent right to receive $1.00.

The Performance Share Awards are payable to each of the named executive officers based on the achievement of relative total shareholder return for the period beginning on April 1, 2011 and ending on March 31, 2014 compared to the components of the Russell 2000 ("Relative TSR").

Upon reaching the twenty-fifth percentile of Relative TSR, each named executive officer will receive 25% of their target Performance Share Award; 100% of such target upon achieving the fiftieth percentile and 150% of such target upon achieving the seventy-fifth percentile. No additional shares can be earned for performance above the seventy-fifth percentile.

Maximum number of Performance Shares awarded to each named executive officer:

James R. Bolch: 117,900
Phillip A. Damaska: 26,850
Michael Ostermann: 25,350

Performance Unit Awards are payable to each of the named executive officers based on the achievement of three-year cumulative Operating Income for the period beginning on April 1, 2011 and ending on March 31, 2014.

Upon reaching 80% of target cumulative Operating Income, each named executive officer will be entitled to receive 50% of their target Performance Unit Award; 100% upon achieving the target Operating Income; and 150% of the target award upon achieving 120% of target Operating Income. No additional shares can be earned for performance above 120% of target Operating Income.

Maximum Number of Performance Units Awarded to each named executive officer:

James R. Bolch: 117,900
Phillip A. Damaska: 26,850
Michael Ostermann: 25,350

The foregoing descriptions of the terms and conditions of the Performance Share Award Agreements and Performance Unit Award Agreements are qualified in their entirety by reference to the complete terms and conditions of the Form of Performance Share Award Agreement and Performance Unit Award Agreement, attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Performance Share Award
10.2 Form of Performance Unit Award*

* Pursuant to a request for confidential treatment, portions of this exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

April 4, 2011	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Share Agreement
10.2	Form of Performance Unit Award